EXHIBIT 99.1

March 30, 2009

Board of Directors of

Whitney Information Network Inc.

1612 E Cape Coral Parkway

Cape Coral, FL 33904

Dear Sirs:

Please accept my this as my resignation from the Board of Directors of Whitney Information Network, Inc. and all subsidiariries thereof effective immediately.

Sincerely,

Russell A. Whitney